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                                                                    EXHIBIT 99.2

Press Release

SOURCE: Cephalon, Inc.

Cephalon, Inc. to Pursue $300 Million Offering of Convertible Subordinated Notes

        WEST CHESTER, Pa., Dec. 4 -- Cephalon, Inc. (Nasdaq: CEPH ) announced today that it intends to raise $300 million, subject to market and other conditions, and excluding proceeds from the exercise of any option granted to the initial purchasers, through an offering of convertible subordinated notes. The notes will be offered only to qualified institutional buyers in reliance upon Rule 144A of the Securities Act of 1933, as amended (the "Securities Act"), through the initial purchasers of the notes.

        The notes will be convertible at any time into Cephalon's common stock at a premium of not less than 10% to the market price of the common stock at the execution of the definitive purchase agreement. The notes will rank equally with Cephalon's other convertible subordinated notes currently outstanding and will be junior to the Company's senior indebtedness.

        Cephalon expects to use the net proceeds of the offering to fund a portion of the purchase price of its previously announced acquisition of the French pharmaceutical company Group Lafon.

        The notes and the common stock issuable upon conversion of the notes will not be registered under the Securities Act, or any state securities laws, and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and any applicable state securities laws. Cephalon expects to subsequently file a registration statement under the Securities Act to register the notes and the common stock issuable upon conversion of the notes.

        Cephalon, Inc., headquartered in West Chester, Pennsylvania, is an international biopharmaceutical company that discovers, develops and markets products to treat neurological and sleep disorders, cancer and pain. The company currently markets its three proprietary products in the United States and nine products internationally. Cephalon develops innovative products for the treatment of neurological diseases and cancer through identification of novel compounds that affect both cell survival and death. Additional information about the company may be obtained at www.Cephalon.com.

        In addition to historical facts or statements of current condition, this press release may contain forward-looking statements. Forward-looking statements provide Cephalon's current expectations or forecasts of future events. These may include statements regarding our ability to complete an offering of subordinated notes, anticipated scientific progress on its research programs, development of potential pharmaceutical products, interpretation of clinical results,
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prospects for regulatory approval, manufacturing development and capabilities, market prospects for its products, sales and earnings projections, and other statements regarding matters that are not historical facts. You may identify some of these forward-looking statements by the use of words in the statements such as "anticipate," "estimate," "expect," "project," "intend," "plan," "believe" or other words and terms of similar meaning. Cephalon's performance and financial results could differ materially from those reflected in these forward-looking statements due to general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries as well as more specific risks and uncertainties such as those set forth below and in its reports on Form 8-K, 10-Q and 10-K filed with the U.S. Securities and Exchange Commission. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements. Furthermore, Cephalon does not intend to update publicly any forward-looking statements, except as required by law. The Private Securities Litigation Reform Act of 1995 permits this discussion.

SOURCE: Cephalon, Inc.